Exhibit 3.1
BYLAWS OF REGAL-BELOIT CORPORATION
ARTICLE I — OFFICES
1.01 Principal and Business Office. The Corporation may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the Corporation may require from time to time.
1.02 Registered Office. The registered office of the Corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin. The address of the registered office may be changed from time to time by any Officer or by the registered agent. The office of the registered agent of the Corporation shall be identical to such registered office.
1.03 Corporate Records. The following documents and records shall be kept at the Corporation’s principal office or at such other reasonable location as may be specified by the Corporation:
(a)	Minutes of shareholders’ and Board of Directors’ meetings, any written notices thereof, any written waivers of such notices and written consents by shareholders or directors for actions without a meeting.

(b)	Records of actions taken by the shareholders or directors without a meeting.

(c)	Records of actions taken by committees of the Board of Directors in place of the Board of Directors and on behalf of the Corporation.

(d)	Accounting records.

(e)	A record of its shareholders.

(f)	Current Bylaws.

(g)	Voting trust agreements (if any).

(h)	Stock transfer agreements to which the Corporation is a part or of which it has notice (if any).

ARTICLE II — SHAREHOLDERS
2.01 Annual Meeting. The annual meeting of the shareholders of the Corporation (“Annual Meeting”) shall be held at such time and date as may be fixed by or under the authority of the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may properly come before the annual meeting. If the election of Directors shall not be held on the day fixed as herein provided for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of shareholders (“Special Meeting”) as soon thereafter as conveniently may be. In fixing a meeting date for any annual meeting, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of its business judgment.
2.02 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board, the President or a majority of the Board of Directors. If, and as required by the Wisconsin Business Corporation Law, a special meeting shall be called upon written demand describing one or more purposes for which it is to be held by holders of shares with at least ten percent (10%) of the votes entitled to be cast on any issue proposed to be considered at the meeting. The purpose or purposes of any special meeting shall be described in the notice required by Section 2.04 of these ByLaws.
2.03 Place of Meeting. The Board of Directors may designate any place, either within or without the State of Wisconsin, as a place of meeting for any annual meeting or any special meeting. If no designation is made, the place of meeting shall be the principal office of the Corporation, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereafter.
2.04 Notice to Shareholders.
(a)	Required notice. Written notice stating the place, day and hour of the meeting and, in case of a special meeting; the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days, not more than sixty (60) days before the date of the meeting (unless a different time is provided by law or the Articles of Incorporation), by or at the direction of the Chairman of the Board, if there is one, the President or the Secretary, to each shareholder entitled to vote at such meeting. If mailed, such notice is effective when deposited in the United States mail, and shall be addressed to the shareholder’s address shown in the current record of shareholders of the Corporation, with postage thereon prepaid. At least twenty (20) days’ notice shall be provided if the purpose, or one of the purposes, of the meeting is to consider a plan of merger or share exchange for which shareholder approval is required by law, or the sale, lease, exchange or other disposition of all or substantially all of the Corporation’s property, with or with out goodwill, otherwise than in the usual and regular course of business.

(b)	Adjourned meetings. Except as provided in the next sentence, if any annual meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place, if the new date, time, and place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, then notice must be given pursuant to the requirements of (a) of this Section 2.04, to those persons who are shareholders as of the new record date.

(c)	Waiver of Notice. A shareholder may waive notice in accordance with Article VI of these Bylaws.

(d)	Contents of Notice. The notice of each special shareholder meeting shall include a description of the purpose or purposes for which the meeting is called. Except as otherwise provided in Section 2.02 of these Bylaws, in the Articles of Incorporation, or in the Wisconsin Business Corporation Law, the notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called.

(e)	Fundamental Transactions. If a purpose of any special shareholder meeting is to consider: (1) a proposed amendment to the Articles of Incorporation (including any restated articles); (2) a plan of merger or share exchange for which shareholder approval is required by law; (3) the sale, lease, exchange or other disposition of all or substantially all of the Corporation’s property, with or without goodwill, otherwise than in the usual and regular course of business; (4) the dissolution of the Corporation; or (5) the removal of a director, the notice must so state and in cases (1), (2) and (3) above must be accompanied by, respectively, a copy or summary of the: (1) proposed articles of amendment or a copy of the restated articles that identifies an amendment or other change; (2) proposed plan of merger or share exchange; or (3) proposed transaction for disposition of all or substantially all of the Corporation’s property. If the proposed corporate action creates dissenters’ rights, the notice must state that shareholders and beneficial shareholders are or may be entitled to assert dissenters’ rights, and must be accompanied by a copy of Sections 180.1301 to 180.1331 of the Wisconsin Business Corporation Law.
2.05 Fixing of Record Date. The Board of Directors may fix in advance a date not less than ten (10) days and not more than seventy (70) days prior to the date of any annual meeting or special meeting as the record date for the determination of shareholders entitled to notice of, or to vote at such meeting (the “Meeting Record Date”). If no record date is fixed for the determination of shareholders entitled to demand a special shareholder meeting or to notice of or to vote at a meeting of shareholders, (a) the close of business on the day before the Corporation receives the first written demand for a special shareholder meeting, or (b) the close of business on the day before the first notice of the meeting is mailed or otherwise delivered to shareholders, as the case may be, shall be the record date for the determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof unless the Board of Directors fixes a new record date and except as otherwise required by law. A new record date must be set if a meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.
2.06 Quorum. Except as otherwise provided in the Articles of Incorporation or in the Wisconsin Business Corporation Law, a majority of the votes entitled to be cast by shares entitled to vote as a separate voting group on a matter, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter at a meeting of shareholders. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that meeting.
2.07 Conduct of Meeting. The Chairman of the Board, or in his or her absence, the President, and in the President’s absence, any Officer or Director chosen by the shareholders present or represented by proxy shall call the meeting of the shareholders to order and shall act as Chairman of the meeting, and the Secretary shall act as Secretary of all meetings of the shareholders, but in the absence of the Secretary, the presiding Officer may appoint any other person to act as Secretary of the meeting.
2.08 Voting of Shares. Each outstanding share shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares are enlarged, limited or denied by the Articles of Incorporation or the Wisconsin Business Corporation Law.
2.09 Shareholder List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall, before each meeting of shareholders, make a complete record of the shareholders entitled to notice of such meeting, arranged by class or series of shares and showing the address of and the number of shares held by each shareholder. The shareholder list shall be available at the meeting and may be inspected by any shareholder or his or her agent or attorney at any time during the meeting or an adjournment. Any shareholder or his or her agent or attorney may inspect the shareholder list beginning two (2) business days after the notice of the meeting is given and continuing to the date of the meeting, at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held, and, subject to Section 180.1602 (2)(b) 3 to 5 of the Wisconsin Business Corporation Law, may copy the list. during regular business hours and at his or her expense, during the period that it is available for inspection hereunder. The original stock transfer books and nominee certificates on file with the Corporation (if any) shall be prima facie evidence as to the shareholders entitled to inspect the shareholder list or to vote at any meeting of shareholders. Refusal or failure to comply with the requirements of this Section 2.09 shall not affect the validity of any action taken at such meeting.
2.10 Proxies. At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy appointed in writing by the shareholder or by his or her duly authorized attorney-in-fact. All proxy appointment forms shall be filed with the Secretary or other officer or agent of the Corporation authorized to tabulate votes before or at the time of the meeting. Unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. a proxy appointment may be revoked at any time.

The presence of a shareholder who has filed a proxy appointment shall not of itself constitute a revocation. No proxy appointment shall be valid after eleven months from the date of its execution, unless otherwise expressly provided in the appointment form. The Board of Directors shall have the power and authority to make rules that are not inconsistent with the Wisconsin Business Corporation Law as to the validity and sufficiency of proxy appointments.
ARTICLE III — BOARD OF DIRECTORS
3.01 General Powers. All corporate powers shall be exercised by or under the authority of, and the business affairs of the Corporation shall be managed under the direction of, its Board of Directors.
3.02 Resignations and Qualifications. A Director may resign at any time by delivering a written resignation to the Board of Directors, to the Chairman of the Board (if there is one), or to the Corporation through the Secretary or otherwise. Directors need not be residents of the State of Wisconsin or shareholders of the Corporation. Anything in the section notwithstanding, the term of office of any person serving as a Director shall terminate on the day and hour of the Annual Shareholders Meeting next following the attainment of age 72. The vacancy created as a result of a sitting Director being disqualified by age shall be filled in accordance with Article V(c) of the Articles of Incorporation.(1) (2)
3.03 Regular Meetings. A regular meeting of the Board of Directors shall be held, without other notice than this ByLaw, immediately after the annual meeting of shareholders, and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of shareholders which precedes it, or such other suitable place as may be announced at such meeting of shareholders. The Board of Directors and any committee may provide, by resolution, the time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings without other notice than such resolution.
3.04 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or any two (2) Directors. Special meetings of any committee may be called by or at the request of any of the foregoing persons or the Chairman of the committee. The persons calling any special meeting of the Board of Directors or committee may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting called by them, and if no other place is fixed, the place of meeting shall be the principal office of the Corporation in the State of Wisconsin.
3.05 Meetings by Telephone or other Communication Technology.
(a)	Any or all Directors may participate in a regular or special meeting or in a committee meeting of the Board of Directors by, or conduct the meeting through the use of, telephone or any other means of communication by which either: (i) all participating Directors may simultaneously hear each other during the meeting or (ii) all communications during the meeting are immediately transmitted to each participating Director, and each participating

Director is able to immediately send messages to all other participating Directors.

(b)	If a meeting will be conducted through the use of any means described in paragraph (a), all participating Directors shall be informed that a meeting is taking place at which official business may be transacted. A Director participating in a meeting by any means described in paragraph (a) is deemed to be present in person at the meeting.
3.06 Notice of Meetings. Except as otherwise provided in the Articles of Incorporation or the Wisconsin Business Corporation Law. notice of the date, time and place of any special meeting of the Board of Directors and of any special meeting of a committee of the board shall be given orally or in writing to each Director or committee member at least forty-eight (48) hours prior to the meeting, except that notice by mail shall be given at least seventy-two (72) hours prior to the meeting. The notice need not describe the purpose of the meeting. Notice may be communicated in person, by telephone, telegraph or facsimile, by mail or private carrier. Oral notice is effective when communicated. Written notice is effective as follows: if delivered in person, when received; if delivered by mail, when deposited. postage prepaid, in the United States mail addressed to the Director at his or her business or home address (or such other address as the Director may have designated in writing filed with the Secretary); if given by facsimile, at the time transmitted to a facsimile number at any address designated above; if given by private carrier, when delivered to the private carrier, addressed to the Director at his or her business or home address (or such other address as the Director may have designated in writing filed with the Secretary); and if given by telegraph, when delivered to the telegraph company.
3.07 Quorum. Except as otherwise provided by the Wisconsin Business Corporation Law, a majority of the number of Directors specified in accordance with the Articles of Incorporation shall constitute a quorum of the Board of Directors. Except as otherwise provided by the Wisconsin Business Corporation Law, a majority of the number of Directors appointed to serve on a committee shall constitute a quorum of the committee. A majority of the Directors present at any meeting (though less than such quorum), may adjourn the meeting from time to time without further notices.
3.08 Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of a Board of Directors, unless the act of a greater number is required by law, the Articles of Incorporation, these ByLaws or any contract or agreement to which the Corporation is a party.
3.09 The Conduct of Meeting. The Chairman of the Board, or in his or her absence, the President, and in the President’s absence, any Director chosen by the Directors present, shall call meetings of the Board of Directors to order and shall chair the meeting. The Secretary of the Corporation shall act as Secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding Officer may appoint any Assistant Secretary or any Director or other person present to act as Secretary of the meeting.
3.10 Vacancies. Any vacancy occurring in the Board of Directors shall be filled in the manner provided in the Articles of Incorporation.

3.11 Compensation. The Board of Directors, irrespective of any personal interest of any of its members, may fix the compensation of Directors.
3.12 Presumption of Assent. A Director who is present and is announced as present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (i) the Director objects at the beginning of the meeting or promptly upon his or her arrival to holding the meeting or transacting business at the meeting, or (ii) the Director’s dissent or abstention from the action taken is entered in the minutes of the meeting, or (iii) the Director delivers his or her written dissent or abstention to the presiding Officer of the meeting before the adjournment thereof or to the Corporation immediately after the adjournment of the meeting. Such right to dissent or abstain shall not apply to a Director who voted in favor of such action.
3.13 Committees. Unless the Articles of Incorporation otherwise provide, the Board of Directors, by resolution adopted by the affirmative vote of a majority of all of the Directors then in office, may create one (1) or more committees, each committee to consist of two (2) or more Directors as members, which to the extent provided in the resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, may exercise the authority of the Board of Directors. Except as otherwise provided by law, each committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise such power and authority, as the Board of Directors shall specify. Without further action of the Board of Directors, these Bylaws hereby create an Audit Committee and a Compensation Committee composed of independent Directors. Each such committee shall fix its own rules (consistent with the Wisconsin Business Corporation Law, the Articles of Incorporation and these Bylaws) governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request. Unless otherwise provided by the Board of Directors in creating a committee, the committee may employ counsel, accountants and other consultants to assist it in the exercise of authority. The creation of a committee, delegation of authority to a committee or action by a committee does not relieve the Board of Directors or any of its members of any responsibility imposed on the Board of Directors or its members by law.
ARTICLE IV — OFFICERS
4.01 Appointments. The principal Officers may include a Chairman of the Board, Chief Executive Officer, an Executive Chairman, a President, one (1) or more Executive Vice Presidents or Vice Presidents (the number and designations to be determined by the Board of Directors), a Secretary, a Treasurer, and such other Officers, if any, as may be deemed necessary by the Board of Directors, each of whom shall be appointed by the Board of Directors. Any two (2) or more offices may be held by the same person.(3)
4.02 Resignation and Removal. An Officer shall hold office until he or she resigns, dies, is removed hereunder, or a different person is appointed to the office. An Officer may resign at any time by delivering an appropriate written notice to the Corporation. The resignation is effective when the notice is delivered, unless the notice specifies a later effective date and the

Corporation accepts the later effective date. Any Officer may be removed by the Board of Directors with or without cause and notwithstanding the contract rights, if any, of the person removed. Except as provided in the preceding sentence, the resignation or removal is subject to any remedies provided by any contract between the Officer and the Corporation or otherwise provided by law. Appointment shall not of itself create contract rights.
4.03 Vacancies. A vacancy in any office because of death, resignation, removal or otherwise, may be filled by the Board of Directors. If a resignation is effective at a later date, the Board of Directors may fill the vacancy before the effective date if the Board of Directors provides that the successor may not take the office until the effective date.
4.04 Chairman of the Board/Chief Executive Officer. The Chairman of the Board shall be the Chief Executive Officer of the Corporation; he or she shall preside at all meetings of the shareholders and Board of Directors; he or she shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.
4.04A Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and Board of Directors. The Chairman shall perform all the duties incident to the office of Chairman and such other duties as the Board of Directors may from time to time determine or as may be prescribed by these By Laws. In the absence of the Chief Executive Officer, the Chairman shall be the Chief Executive Officer of the Corporation. The Chairman shall not be a principal officer of the Corporation.(3)
4.04B Executive Chairman. The Executive Chairman must be a director and shall serve as the Chairman of the Board, unless a Chairman has been appointed by the Board of Directors. The Executive Chairman may also serve as a principal officer of the Corporation, but not as the Chief Executive Officer. He shall perform all the duties of the Chairman. As a principal officer of the Corporation, he shall see that all orders and resolutions of the Board of Directors are carried into effect.(3)
4.04C Chief Executive Officer. The Chief Executive Officer may also serve as the President of the Corporation. In the absence of the Chairman or Executive Chairman, or at the direction of the Board of Directors, he shall preside at all meetings of the shareholders and Board of Directors. He shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.(3)
4.04D Chief Operating Officer. The Chief Operating Officer may also serve as the President or Vice President of the Corporation. He shall supervise the day-to-day operations of the Corporation’s business. In the absence of the Chairman, Executive Chairman or Chief Executive Officer, or in the event that these offices are for any reason vacant, the Chief Operating Officer shall perform the functions of the Chairman or Executive Chairman of the Board of Directors and/or Chief Executive Officer.(3)
4.05 President. The President may also serve as the Chief Executive Officer or Chief Operating Officer of the Corporation. The President shall supervise the day-to-day operations of the Corporation’s business. In the absence of the Chairman, Executive Chairman or Chief

Executive Officer, or in the event that these offices are for any reason vacant, the President shall perform the functions of the Chairman or Executive Chairman of the Board of Directors and/or Chief Executive Officer.
4.06 Shared Duties of Executive Chairman of the Board, Chief Executive Officer and President. The Executive Chairman of the Board, Chief Executive Officer, Chief Operating Officer and President each severally are authorized to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation’s regular business, or which shall be authorized by resolution of the Board of Directors; and except as otherwise provided by law or directed by the Board of Directors, the Executive Chairman, Chief Executive Officer, Chief Operating Officer and the President may authorize any Executive Vice President or Vice President or other Officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his or her place and steed.
4.07 Executive Vice Presidents and Vice Presidents. Any Executive Vice President or Vice President may sign, with the Secretary, certificates for shares of the Corporation; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the President or Chairman of the Board or the Board of Directors. The execution of any instrument of the Corporation by any Executive Vice President or Vice President shall be conclusive evidence, as to third parties, of the Executive Vice President’s or Vice President’s authority to act in the steed of the President.
4.08 Secretary. The Secretary shall: (a) keep (or cause to be kept) regular minutes of all meetings of the shareholders, the Board of Directors and any Committees of the Board of Directors in one (1) or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provision of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, if any, and see that the seal of the Corporation, if any, is affixed to all documents which are authorized to be executed on behalf of the Corporation under its seal; and (d) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him or her by the President or Chairman of the Board or by the Board of Directors.
4.09 Chief Financial Officer. The Chief Financial Officer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; and (b) in general perform all of the duties incident to the office of the Chief Financial Officer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him or her by the President or Chairman of the Board or by the Board of Directors.
4.10 Assistants and Acting Officers. The Board of Directors and the Chairman of the Board shall have the power to appoint any person to act as assistant to any Officer, or as agent for the Corporation in the Officer’s steed, or to perform the duties of such Officer whenever for any reason it is impractical for such Officer to act personally, and such assistant or acting Officer or other agent so appointed by the Board of Directors or Chairman of the Board shall have the power to perform all of the duties of the office to which that person is so appointed to be assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors or the Chairman of the Board.
4.11 Salaries. The salaries of the principal Officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof and no Officer shall be prevented from receiving such salary by reason of the fact that such Officer is also a Director of the Corporation.
ARTICLE V — CERTIFICATES FOR SHARES & THEIR TRANSFERS
5.01 Certificates for Shares. All shares of this Corporation shall be represented by certificates. Certificates representing shares of the Corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. At a minimum. a share certificate shall state on its face the name of the Corporation and that it is organized under the laws of the State of Wisconsin, the name of the person to whom issued, and the number and class of shares and the designation of the shares, if any, that the certificate represents. Such certificates shall be signed either manually or in facsimile, by the Chairman of the Board, the President, and Executive Vice President or a Vice President and by the Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except as provided for in Section 5.05.
5.02 Signature by Former Officer, Transfer Agent or Registrar. In case any Officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate for shares has ceased to be such Officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if that person were still an Officer, transfer agent or registrar at the date of its issue.
5.03 Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer, and unless the Corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the Corporation as the shareholder, the Corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and powers of an owner. The Corporation may require reasonable assurance that all transfer endorsements are genuine and effective and in compliance with all regulations prescribed by or under the authority of the Board of Directors.
5.04 Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction upon the transfer of such shares imposed by the Corporation.
5.05 Lost, Destroyed or Stolen Certificates. When the owner claims that his or her certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser and (b) if required by the Corporation, files with the Corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.
5.06 Consideration for Shares. The shares of the Corporation may be issued for such consideration as shall be fixed from time to time and determined to be adequate by the Board of Directors, provided that any shares having a par value shall not be issued for consideration less than the par value thereof. The consideration may consist of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. When the Corporation receives the consideration for which the Board of Directors authorized the issuance of shares, such shares shall be deemed to be fully paid and nonassessable by the Corporation.
5.07 Stock Regulations. The Board of Directors shall have the power and authority to make all such rules and regulations not inconsistent with the statutes of the State of Wisconsin as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation, including the appointment or designation of one (1) or more stock transfer agents and one (1) or more registrars.
ARTICLE VI — WAIVER OF NOTICE
6.01 Shareholder Written Waiver. A shareholder may waive any notice required by the Wisconsin Business Corporation Law, the Articles of Incorporation or these Bylaws before or after the date and time stated in the notice. The waiver shall be in writing and signed by the shareholder entitled to the notice and shall contain the same information that would have been required in the notice under the Wisconsin Business Corporation Law except that the time and place of meeting need not be stated, and shall be delivered to the Corporation for inclusion in the corporate records.
6.02 Shareholder Waiver by Attendance. A shareholder’s attendance at a meeting, in person or by proxy, waives objection to both of the following:
(a)	Lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting.

(b)	Consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.
6.03 Director Written Waiver. A Director may waive any notice required by the Wisconsin Business Corporation Law, the Articles of Incorporation or these Bylaws before or after the date and time stated in the notice. The waiver shall be in writing, signed by the Director entitled to notice and retained by the Corporation.

6.04 Director Waiver by Attendance. A Director’s attendance at or participation in a meeting of the Board of Directors or any committee thereof waives any required notice to him or her of the meeting unless the Director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
ARTICLE VII — ACTION WITHOUT MEETINGS
7.01 Director Action Without Meeting. Unless the Articles of Incorporation provide otherwise, action required or permitted by the Wisconsin Business Corporation Law to be taken at a Board of Directors meeting or committee meeting may be taken without a meeting if the action is taken by all members of the Board or committee. The action shall be evidenced by one (1) or more written consents describing the action taken, signed by each Director and retained by the Corporation. Action taken hereunder is effective when the last Director signs the consent, unless the consent specifies a different effective date. A consent signed hereunder has the effect of a unanimous vote taken at a meeting at which all Directors or committee members were present, and may be described as such in any document.
ARTICLE VIII — INDEMNIFICATION
8.01 Provisions of Indemnification. The Corporation shall, to the fullest extent permitted or required by Section 180.0850 to Section 180.0859 inclusive, of the Wisconsin Business Corporation Law, including any amendment thereto (but, in the case of any such amendment, only to the extent such amendment permits or requires the Corporation to provide broader identification rights than prior to such amendment), indemnify its Directors and Officers against any and all Liabilities, and advance any and all reasonable Expenses, incurred hereby in any Proceedings to which any such Director or Officer is a party because he or she is or was a Director or Officer of the corporation. The Corporation shall also indemnify an employee who is not a Director or Officer, to the extent that the employee has been successful on the merits or otherwise in defense of a Proceeding, for all Expenses incurred in the Proceeding if the employee was a party because he or she is or was an employee of the Corporation. The rights to indemnification granted hereunder shall not be deemed exclusive of any other right to indemnification against Liabilities or the advancement of Expenses which a Director, Officer or employee may be entitled under any written agreement, Board of Directors resolution, vote of shareholders, the Wisconsin Business Corporation Law or otherwise. The Corporation may, but shall not be required to, supplement the foregoing rights to indemnification against Liabilities and advances of Expenses under this Section 8.01 by the purchase of insurance on behalf of any one (1) or more of such Directors, Officers or employees, whether or not the Corporation would be obligated to indemnify or advance Expenses to such Director, Officer or employee under this Section 8.01. All capitalized terms used in this Section 8.01 and not otherwise defined herein shall have the meaning set forth in Section 180.0850 of the Wisconsin Business Corporation Law.

8.02 Written Request. A Director or Officer who seeks indemnification under Section 8.01 shall make a written request to the Corporation.
8.03 Nonduplication. The Corporation shall not indemnify a Director or Officer under Section 8.01 if the Director or Officer has previously received indemnification or allowance of expenses from any person, including the Corporation, in connection with the same proceeding. However, the Director or Officer has no duty to look to any other person for indemnification.
8.04 Liberal Construction. In order for the Corporation to obtain and retain qualified Directors, Officers and employees, the foregoing provisions shall be liberally administered in order to afford maximum indemnification of Directors, Officers, and employees. The indemnification above provided for shall be granted in all applicable cases unless to do so would clearly contravene law, controlling precedent or public policy.
ARTICLE IX — SEAL
9.01 Seal. The Board of Directors may provide a corporate seal which may be circular in form and have inscribed thereon the name of the Corporation and the state of incorporation and the words “Corporate Seal”.
ARTICLE X — AMENDMENTS
10.01 By Shareholders. These Bylaws may be amended or repealed and new Bylaws may be adopted by the shareholders by the vote provided in Article VII of the Articles of Incorporation.
10.02 By Directors. Except as the Articles of Incorporation may otherwise provide, these Bylaws may also be amended or repealed and new Bylaws may be adopted by the Board of Directors by the vote provided in Section 3.08.

Footnotes

(1)	Part of Section 3.02 was amended on January 25, 2002.

(2)	Part of Section 3.02 was amended on October 28, 2004, and is currently in effect.

(3)	Section 4.04 was amended on April 22, 2005.